Exhibit 99.1

MASTERMIND INVOLVEMENT MARKETING

FINANCIAL STATEMENTS

As of and for the Fiscal Years Ended September 30, 2017 and 2016

Paritz	& Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: paritz@paritz.com

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owners’

Mastermind Involvement Marketing

We have audited the accompanying balance sheets of Mastermind Involvement Marketing (the “Company”) as of September 30, 2017 and 2016 and the related statements of operations, changes in equity (deficit) and cash flows for the years ended September 30, 2017 and 2016. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mastermind Involvement Marketing as of September 30, 2017 and 2016, and the results of its operations and cash flows for the years then ended in conformity with accepted accounting principles generally accepted in the United States of America.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

February 16, 2018

Mastermind Involvement Marketing
Balance Sheets

	September 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$ 545,904	$ 375,955
Accounts receivable	905,245	797,143
Prepaid expenses and other current assets	50,000	-
Total current assets	1,501,149	1,173,098
Property and equipment, net	97,812	118,119
Total assets	$ 1,598,961	$ 1,291,217

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 113,573	$ 114,737
Accrued expenses	20,445	-
Unearned revenues	266,473	550,748
Related party note payable	212,290	333,512
Related party advance	13,486	13,550
Total current liabilities	626,267	1,012,547
Total liabilities	626,267	1,012,547

Equity:
Contributions	1,000	1,000
Retained earnings	971,694	277,670
Total equity	972,694	278,670
Total liabilities and equity	$ 1,598,961	$ 1,291,217

The accompanying notes are an integral part of these financial statements.

Mastermind Involvement Marketing
Statements of Operations

	Year Ended September 30,
	2017	2016

Revenues	$ 4,264,922	$ 3,253,317
Cost of revenues	981,455	866,268
Gross margin	3,283,467	2,369,049

Operating Expenses
General and administrative	2,267,213	2,251,306
Total operating expenses	2,267,213	2,251,306
Income from operations	1,016,254	117,743
Interest (expense) to related party, net of interest income	(22,230)	(15,981)
Net income	994,024	101,762

The accompanying notes are an integral part of these financial statements.

Mastermind Involvement Marketing
Statements of Changes in Equity
Years Ended December 31, 2017 and 2016

	Contributions	Retained Earnings	Total Equity
Balance at September 30, 2015	$ 1,000	$ 375,908	$ 376,908
Distributions		(200,000)	(200,000)
Net income		101,762	101,762
Balance at September 30, 2016	1,000	277,670	278,670
Distributions		(300,000)	(300,000)
Net income		994,024	994,024
Balance at September 30, 2017	$ 1,000	$ 971,694	$ 972,694

The accompanying notes are an integral part of these financial statements.

Mastermind Involvement Marketing
Statements of Cash Flows

	Year Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$ 994,024	$ 101,762
Adjustments to reconcile net income to net cash flows provided by operating activities
Depreciation	27,945	18,219
Changes in assets and liabilities:
Accounts receivable	(108,102)	(132,485)
Prepaid expenses and other current assets	(50,000)	914
Accounts payable	(1,164)	60,042
Accrued expenses	20,445	-
Unearned revenues	(284,275)	(32,016)
Net cash flows provided by operating activities	598,873	16,436

Cash flows from investing activities:
Purchase of equipment	(7,638)	(18,920)
Distributions	(300,000)	(200,000)
Net cash flows used in investing activities	(307,638)	(218,920)

Cash flows from financing activities:
Proceeds from (repayment of) related party note	(121,222)	41,574
Repayment of related party advance	(64)	-
Net cash flows provided by (used in) financing activities	(121,286)	41,574
Net change in cash and cash equivalents	169,949	(160,910)
Cash and cash equivalents at beginning of year	375,955	536,865
Cash and cash equivalents at end of year	$ 545,904	$ 375,955

Supplemental disclosure of cash flow information:
Interest paid to related party	$ 24,648	$ 18,859

The accompanying notes are an integral part of these financial statements.

MASTERMIND INVOLVEMENT MARKETING

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

1.

Business

Mastermind Involvement Marketing (the “Company”, “we”, “us”, or the “organization”) was formed on January 1, 2012 by Mastermind Marketing, Inc., the Founding Member, through a contribution of assets. The organization, as governed by the Written Operating Agreement dated January 1, 2012, was formed for the purpose of engaging in the business of conceiving, developing, selling, marketing, implementing and/or otherwise providing services, systems, platforms and products in the areas of mobile, social, digital and traditional marketing to and for businesses and organizations, and conducting services and functions incidental to the operation of such business.

We are an involvement marketing service agency that designs, creates and develops branding and marketing campaigns, primarily for large corporate clients with well-known brands. We specialize in customer conversion initiatives that we believe facilitate the involvement of more of the “right customers” with the brands of our clients. We focus on converting prospects to customers. Our programs can take on various forms, including creating and managing digital content, designing websites, social media and sharing campaigns, mobile merchandising, and communications and branding.

2.

Summary of Significant Accounting Policies

Accounting Principles

The financial statements and accompanying notes are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash includes cash on hand. Cash equivalents include short-term, highly liquid investments, with a remaining maturity at the date of purchase of three months or less for which the risk of changes in value is considered to be insignificant.

Accounts Receivable

We perform various analyses to evaluate accounts receivable balances and specifically identify those accounts which may present them as a risk with respect to collectability of the accounts such that the amounts would reflect estimated net realizable value. Account balances are charged off after significant collection efforts have been made and potential for recovery is not considered probable. During the fiscal years ended September 30, 2017 and 2016, we did not record any bad debts. As of September 30, 2017 and 2016, we evaluated our accounts receivables and determined that an allowance for doubtful accounts was not required.

Property and Equipment

Property and equipment are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the remaining estimated life of the lease at the time the improvement is put into service. Expenditures for repairs and maintenance are charged to expense as incurred.

Revenue Recognition

Our revenue recognition policy follows the guidance from Accounting Standards Codification (“ASC”) 605, “Revenue Recognition,” and Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements,” which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. The Company recognizes revenues when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) the service has been performed or the product has been delivered. Reimbursements related to travel and out-of-pocket expenses are also included revenues.

MASTERMIND INVOLVEMENT MARKETING

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Revenue from our involvement marketing services and contracts are typically billed based on time and materials or at a fixed price. If billed at a fixed price, revenue is recognized on a proportional performance basis as the services specified in the arrangement are performed. The determination of proportional performance revenue recognition is dependent on the nature of the services specified in the arrangement.

Advanced payments on services and contracts are deferred and recorded as unearned revenues on our balance sheet until the earnings process has been completed and revenue is then recognized.

Fair Value of Financial Instruments

We follow Accounting Standards Codification 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures,” for fair value measurements. ASC 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value, which focuses on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The hierarchy established under ASC 820-10 gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1 - Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. As required by ASC 820-10, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

Level 3 - Pricing inputs are unobservable for the investment, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Level 3 includes investments that are supported by little or no market activity.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable or the estimated useful life is no longer appropriate. Recoverability of assets is measured by a comparison of the carrying amount of an asset to the estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge will be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of September 30, 2017 and 2016, there were no impairments of long-lived assets.

Income Taxes

No provision for income taxes is made since we are treated as a partnership for income tax purposes and the income or loss is passed through to our members.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions.

MASTERMIND INVOLVEMENT MARKETING

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Recent Accounting Pronouncements

We have evaluated all issued but not yet effective accounting pronouncements and determined that, other than the following, they are either immaterial or not relevant to us.

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) “ASU 2016 - 02 Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets - referred to as “lessees” - to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases.

Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee - also known as lessor accounting - will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. It is not anticipated that this updated guidance will have a material impact on our results of operations, cash flows or financial condition.

In March 2016, the FASB issued “ASU 2016 - 09 Improvements to Employee Share-Based Payment Accounting” which is intended to improve the accounting for employee share-based payments. The ASU affects all organizations that issue share-based payment awards to their employees. The ASU, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, simplifies several aspects of the accounting for share-based payment award transactions, including; the income tax consequences, classification of awards as either equity or liabilities, and the classification on the statement of cash flows. The ASU simplifies two areas specific to private companies, with regards to the expected term and intrinsic value measurements. The ASU simplifies the following areas to private and public companies; (a) tax benefits and tax deficiencies with regards to the differences between book and tax deductions, (b) changes in the excess tax benefits classification in the statement of cash flows, (c) make an entity wide accounting policy election for accrual of vested awards verses individual awards, (d) changes in the amount qualifying as an equity award classification subject to statutory tax withholdings, (e) clarification in the classification of shares withheld for statutory tax withholdings on the statement of cash flows. For public companies, the amendments in this ASU are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In January 2016, the FASB issued “ASU 2016 - 01 Recognition and Measurement of Financial Assets and Financial Liabilities,” intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing GAAP by:

Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;

MASTERMIND INVOLVEMENT MARKETING

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes;

Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements;

Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities;

Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and

Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In April 2016, the FASB issued “ASU 2016 - 10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update2014-09 by one year. It is not anticipated that this updated guidance will have a material impact on our results of operations, cash flows or financial condition.

In November 2016, the FASB issued ASU 2016-20, an amendment to ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU addressed several areas related to contracts with customers. This topic is not yet effective and will become effective with Topic 606. We are currently evaluating the impact this topic will have on our financial statements.

3.

Related Party Transactions

On January 3, 2012, we entered into a perpetual license agreement (the “Perpetual License”) with Mastermind Marketing, Inc. (the “Licensor”), which provides for licenses of trademarks, internet domains, and certain intellectual property as defined in the Perpetual License. The Licensor is one of our members and its chief executive officer is also our chief executive officer. The Perpetual License, which may be terminated at any time by either party, is effective January 3, 2012 and provides for aggregate payments of $2,170,000 over the calendar years from

MASTERMIND INVOLVEMENT MARKETING

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

2019 through 2039 with no further payments required after December 31, 2039. During the fiscal year ended and as of September 30, 2017 and 2016, there were no license fee payments required or payable. See Note 5.

On January 3, 2014, we entered into a commercial lease agreement (the “Lease”) with 1450 West Peachtree, LLC, a Georgia limited liability company (the “Landlord”), for the lease of our corporate facility in Atlanta, Georgia. In connection with the Lease, we have entered into a sublease agreement which provides for the sublease of 9,000 square feet of the total 15,000 of the demised property. The sublessor is not a related party. The manager of the Landlord is also our chief executive officer. The term of the lease is 10 years from the date of the agreement and provides for monthly rent and payment of operating expenses on a triple-net basis. During the fiscal year ended September 30, 2017 and 2016, we made lease payments of $120,000 and $120,000, respectively, to the Landlord in satisfaction of our obligation pursuant to the Lease, net of payments made by the sublessee. See Note 6.

During the fiscal year ended September 30, 2016, the sublessee to the Lease remitted $13,550 to us for the benefit of the Landlord. In December 2017, we remitted this payment to the Landlord. As of September 30, 2017 and 2016, we recorded approximately $13,550 and $13,486, respectively, as a related party payable in our balance sheet.

On December 12, 2016, we executed a promissory note (the “Note”), in the principal amount of $500,000, with Mastermind Marketing, Inc. The principal of the Note, including all accrued interest, is due and payable on December 12, 2018. During the term of the Note, interest is payable monthly at a rate equal to the greater of 3.75% per annum or the prime rate published in the Wall Street Journal on the last day of the month plus one-half percent (1/2%), however the interest rate will not exceed 5.5% per annum. During the fiscal year ended September 30, 2017 and 2016, we recorded interest expense of $24,648 and $18,859, respectively. As of September 30, 2017 and 2016 we recorded no accrued interest. As of September 30, 2017 and 2016, the principal balance outstanding was $212,290 and $333,512, respectively.

During the fiscal years ended September 30, 2017 and 2016, we made payments to our three members pursuant to the terms of our operating agreement, as amended, for services rendered to us. The total payments made to our three members during the fiscal years ended September 30, 2017 aggregated $451,914 and $391,715, respectively. As of September 30, 2017 and 2016, we had no obligations payable to our three members for consulting services.

4.

Property and Equipment

Property and equipment consist of the following:

	September 30,
	2017	2016
Furniture, fixtures and office equipment	$ 107,552	$ 99,914
Leasehold improvements	73,795	73,795
	181,347	173,709
Less: accumulated depreciation	(83,535)	(55,590)
	$ 97,812	$ 118,119

Depreciation expense for the fiscal years ended September 30, 2017 and 2016 was $27,945 and $18,219, respectively.

5.

Licensing Agreements

On January 3, 2012, we entered into a perpetual license agreement (the “Perpetual License”) with Mastermind Marketing, Inc. (the “Licensor”), which provides for licenses of trademarks, internet domains, and certain intellectual property as defined in the Perpetual License. The Licensor is one of our members and its chief executive officer is also our chief executive officer. The Perpetual License, which may be terminated at any time by either party, is effective January 3, 2012 and provides for aggregate payments of $2,170,000 over the calendar years from 2019 through 2039 with no further payments required after December 31, 2039. During the fiscal year ended and as of September 30, 2017 and 2016, there were no license fee payments required or payable.

MASTERMIND INVOLVEMENT MARKETING

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

In consideration for the Perpetual License, we agreed to pay the following fees through calendar year 2039:

Fiscal Years Ending September 30,
2018	$ -
2019	45,000
2020	60,000
2021	60,000
2022	60,000
Thereafter	1,945,000
$ 2,170,000

6.

Commitments

On January 3, 2014, we entered into a commercial lease agreement (the “Lease”) with 1450 West Peachtree, LLC, a Georgia limited liability company (the “Landlord”), for the lease of our corporate facility in Atlanta, Georgia. In connection with the Lease, we have entered into a sublease agreement which provides for the sublease of 9,000 square feet of the total 15,000 of the demised property. The sublessor is not a related party. The manager of the Landlord is also our chief executive officer. The term of the lease is 10 years from the date of the agreement and provides for monthly rent and payment of operating expenses on a triple-net basis. During the fiscal year ended September 30, 2017 and 2016, we made lease payments of $120,000 and $120,000, respectively, in satisfaction of our obligation pursuant to the Lease, net of payments made by the sublessee. The Lease provides for the following total lease commitments pursuant to the Lease and our portion of the lease commitments net of the sublease:

Fiscal Years Ending September 30,	Total Lease Commitment	Lease Commitment Net of Sublease
2018	$ 290,946	$ 120,000
2019	302,550	120,000
2020	324,000	120,000
2021	348,000	120,000
2022	363,000	120,000
Thereafter	481,500	150,000
	$ 2,109,996	$ 750,000

7.

Concentration of Credit Risk and Major Customers

For the fiscal years ended September 30, 2017 and 2016, three customers represented approximately 47% of our total revenues and three customers represented approximately 54% of our total revenues, respectively.

As of September 30, 2017 and 2016, we had accounts receivable of $578,066, or approximately 64%, due from two customers; and $706,711, or 90%, due from four customers, respectively.

8.

Subsequent Events

We evaluated all events or transactions that occurred after the balance sheet date through February 14, 2018, the date when these financial statements were available to be issued and, other than the event described below, we determined that we did not have any material recognizable or disclosable subsequent events.

On February 14, 2018 we consummated a Joint Venture Interest Contribution Agreement by and among us, CoConnect Inc., a Nevada Corporation, and our owners.

Pursuant to the Agreement the our owners contributed, transfered, assigned and conveyed to CoConnect all right, title and interest in and to one hundred percent (100%) of such joint venture interest in us together with any and all rights, privileges, benefits, obligations and liabilities appertaining thereto, reserving unto such Seller no rights or interests therein whatsoever, in 29,236,759 of CoConnect ’s common stock, As a result of the Business

MASTERMIND INVOLVEMENT MARKETING

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

Combination, in which we will be the accounting acquiror and continuing entity, the Sellers became the controlling shareholders of CoConnect and CoConnect became a wholly-owned subsidiary of us.